UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

Millennium Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-49611	54-1920520
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

1601 Washington Place, Reston, Virginia 20190

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.464.0100

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 21, 2008, Millennium Bankshares Corporation (the “Company”) issued the press release attached as exhibit 99 regarding the receipt on April 16, 2008 of a NASDAQ Staff Determination Letter indicating that the Company was not in compliance with Marketplace Rule 4310(c)(14) (the “Rule”) based on the Company’s failure to file its Form 10-K for the period ending December 31, 2007 (the “Form 10-K”) on a timely basis, and that trading in its common stock on the Nasdaq Stock Market will be suspended at the opening of business on April 25, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission delisting the common stock, unless the Company has filed for an appeal of this determination.

The Company filed the Form 10-K on April 21, 2008.  On April 21, 2008, the Company received notification from Nasdaq Staff that based on the filing of the Form 10-K, the Company is in compliance with the Rule, and that the matter is closed.

Item 9.01	Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)  Shell Company Transactions. Not Applicable

(d)  Exhibits.

99	Press Release dated April 21, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

By:	/s/ Richard I. Linhart
Richard I. Linhart, President and Chief Executive Officer

Dated: April 21, 2008